Exhibit 5.1

April 17, 2024

U.S. Bancorp

800 Nicollet Mall

Minneapolis, MN 55402

Re:	U.S. Bancorp Post-Effective Amendment to

Registration Statement on Form S-8 Filed on April 17, 2024

Ladies and Gentlemen:

We have acted as counsel to U.S. Bancorp, a Delaware corporation (the “Company”), in connection with its filing of the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-203620) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof with respect to the Rollover Shares (as defined below) authorized for issuance under the 2024 Plan (as defined below).

On April 16, 2024 (the “Effective Date”), Company stockholders approved the U.S. Bancorp 2024 Stock Incentive Plan (the “2024 Plan”). The total number of shares of common stock of the Company, $.01 par value (the “Common Stock”), authorized for issuance under the 2024 Plan includes, in addition to 37,000,000 new shares (registered concurrently on a new Registration Statement on Form S-8), (i) the number of shares that remain reserved for issuance under the U.S. Bancorp 2015 Stock Incentive Plan (the “Prior Plan”) as of the Effective Date and (ii) the number of shares subject to any award under the Prior Plan that, after the Effective Date, expire, or are terminated, surrendered, cancelled or forfeited for any reason without delivery of the shares underlying such award ((i) and (ii) taken together, the “Rollover Shares”). As of the Effective Date, the maximum number of Rollover Shares that may be issued or transferred pursuant to awards under the 2024 Plan as a result of applying the formula described in (i) and (ii) above will not exceed 22,645,497 shares of Common Stock.

In connection with this opinion letter, we have examined the Post-Effective Amendment and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the 2024 Plan, (v) the Prior Plan, and (vi) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Morgan, Lewis & Bockius LLP

One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401	+1.412.560.3300
United States	+1.412.560.7001o

U.S. Bancorp

April 17, 2024

Subject to the foregoing and the other matters set forth herein, we are of the opinion, as of the date hereof, that any original issuance of the Rollover Shares that may be issued pursuant to the 2024 Plan have been duly authorized by the Company and, when issued by the Company in accordance with the provisions of the 2024 Plan, will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP